FIRST INCREMENTAL FACILITY AMENDMENT TO

CREDIT AGREEMENT

Dated as of February 1, 2016

among

CACI INTERNATIONAL INC,
as the Borrower,

THE SUBSIDIARIES OF THE BORROWER IDENTIFIED HEREIN,
as the Guarantors,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer,

and

THE OTHER LENDERS PARTY HERETO

Arranged By:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

J.P. Morgan Securities LLC,

PNC Capital Markets LLC,

Royal Bank of Canada,

SunTrust Robinson Humphrey, Inc.,

Wells Fargo Securities, LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd.

and

Fifth Third Bank,

as Joint Lead Arrangers and Joint Bookrunners

FIRST INCREMENTAL FACILITY AMENDMENT

THIS FIRST INCREMENTAL FACILITY AMENDMENT (this “Amendment”) dated as of February 1, 2016 to the Credit Agreement referenced below is by and among CACI International Inc, a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and Bank of America, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, revolving credit and term loan facilities have been extended to the Borrower pursuant to the Credit Agreement dated as of October 21, 2010 among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has notified the Administrative Agent that pursuant to Section 2.17 of the Credit Agreement the Lenders party hereto (each an “Incremental Lender”) have agreed to provide an NSS Incremental Term Facility in the aggregate principal amount of $300,000,000 to the Borrower.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as amended hereby).

2.Establishment of Incremental Tranche A-2 Term Loan.

2.1.Subject to the terms and conditions provided herein, a new term loan in the original principal amount of $300,000,000 (the “Tranche A-2 Term Loan”) is hereby established as an NSS Incremental Term Facility pursuant to Section 2.17 of the Credit Agreement

2.2.Subject to the terms and conditions set forth herein and the Credit Agreement (as amended by this Amendment), each Incremental Lender severally agrees to make its portion of the Tranche A-2 Term Loan to the Borrower in Dollars in a single advance on the date hereof in an amount not to exceed such Lender’s Tranche A-2 Term Loan Commitment set forth on Schedule A hereto.  Amounts repaid on the Tranche A-2 Term Loan may not be reborrowed.  The Tranche A-2 Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, or a combination thereof, as further provided in the Credit Agreement.

3.Amendments to the Credit Agreement.  In connection with the establishment of the Tranche A-2 Term Loan pursuant to this Amendment, the Credit Agreement is amended in the following respects:

3.1.Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“First Incremental Facility Amendment” means that certain First Incremental Facility Amendment to Credit Agreement, dated as of the First Incremental Facility Amendment Effective Date, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“First Incremental Facility Amendment Effective Date” means February 1, 2016.

“Term Facility” means each term loan provided under this Agreement including the Tranche A-1 Term Loan, the Tranche A-2 Term Loan and any Incremental Facility that is a term loan.

“Tranche A-1 Term Loan” has the meaning specified in Section 2.01(b).

“Tranche A-1 Term Loan Commitment” means, as to each Lender, its obligation to make its portion of the Tranche A-1 Term Loan to the Borrower on the Fifth Amendment Closing Date (including, as applicable, the deemed funding of a portion of the Tranche A-1 Term Loan to the extent funded prior to the Fifth Amendment Closing Date and from and after the Closing Date) pursuant to Section 2.01(b), in the principal amount set forth opposite such Lender’s name on Schedule 2.01 as of the Fifth Amendment Closing Date.  The aggregate principal amount of the Tranche A-1 Term Loan Commitment of all of the Lenders as in effect on the Fifth Amendment Closing Date is EIGHT HUNDRED THIRTY-ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($831,250,000).

“Tranche A-2 Term Loan” means the term loan made to the Borrower pursuant to the First Incremental Facility Amendment to this Agreement.

“Tranche A-2 Term Loan Commitment” means, as to each Lender, its obligation to make its portion of the Tranche A-2 Term Loan to the Borrower pursuant to the First Incremental Facility Amendment to this Agreement in the principal amount set forth opposite such Lender’s name on Schedule A to the First Incremental Facility Amendment to this Agreement.  The aggregate principal amount of the Tranche A-2 Term Loan Commitment of all of the Lenders in effect on the First Incremental Facility Amendment Effective Date is THREE HUNDRED MILLION DOLLARS ($300,000,000).

3.2.In Section 1.01 of the Credit Agreement the following definitions are amended in their entirety to read as follows:

“Term Loan” means the Tranche A-1 Term Loan, the Tranche A-2 Term Loan or any term loan provided under an Incremental Facility under this Agreement.

“Term Loan Commitment” means the Tranche A-1 Term Loan Commitment, the Tranche A-2 Term Loan Commitment and any other obligation of a Lender to make its portion of a term loan to the Borrower pursuant to any other Incremental Facility hereunder.

3.3.In Section 1.01 of the Credit Agreement in clause (b) of the definition of “Applicable Percentage” the reference to “the outstanding Term Loan” is amended to read “an outstanding Term Facility” and the reference to “the Term Loan” is amended to read “such Term Facility”.

3.4.In Section 1.01 of the Credit Agreement, the instances of “the Term Loan” in the definitions of “Loan” and “Loan Notice” are hereby replaced with “a Term Loan”.

3.5.The instances of “Term Loan” in the title of Section 2.01 and in Section 2.07(c) (including the title thereof and in the table in such section) are hereby replaced with “Tranche A-1 Term Loan”.

3.6.The instances of “Term Loan” in Section 2.01(b) (including the title thereof) are hereby replaced with “Tranche A-1 Term Loan” and the following is hereby added to the end of the first sentence in Section 2.01(b): “as of the Fifth Amendment Closing Date”.

3.7.Section 2.02(e) of the Credit Agreement is hereby amended in its entirety to read as follows:

(e)After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than (i) 10 Interest Periods in effect with respect to Revolving Loans, (ii) 10 Interest Periods in effect with respect to the Tranche A-1 Term Loan, (iii) 10 Interest Periods in effect with respect to the Tranche A-2 Term Loan and (iv) a maximum number of Interest Periods as agreed by the Administrative Agent in effect with respect to Incremental Term Facilities.

3.8.Section 2.05(a)(i) of the Credit Agreement is hereby amended in its entirety to read as follows:

(i)Revolving Loans and Term Loans.  The Borrower may, upon delivery of a Notice of Prepayment from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans and the Term Loans in whole or in part without premium or penalty; provided that (A) such Notice of Prepayment shall be received by the Administrative Agent not later than 11:00 a.m. (1) two Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (D) any prepayment of the Term Loans shall be applied to the remaining principal amortization payments of the Tranche A-1 Term Loan, the Tranche A-2 Term Loan, or any other term loan provided under an Incremental Facility under this Agreement in the manner directed by the Borrower (and absent such direction, to the extent not otherwise provided in the Incremental Facility Amendment for any term loan provided under an Incremental Facility under this Agreement, to all outstanding tranches of Term Loans on a ratable basis and to the remaining principal amortization payments of each applicable Term Loan in direct order of maturity).  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

3.9.Section 2.05(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

(b)Discounted Optional Prepayments.

(i)Notwithstanding anything to the contrary contained in this Agreement (including Section 2.05(a), Section 2.12(a) or Section 2.13), the Borrower shall have the right at any time and from time to time to prepay the Term Loans at a discount to the par value of the applicable Term Loan and on a non pro rata basis (each a “Discounted Optional Prepayment”); provided that

(A)no Default shall have occurred and be continuing or would result from such Discounted Optional Prepayment;

(B)no Discounted Optional Prepayment shall be made with the proceeds of any Revolving Loan;

(C)such Discounted Optional Prepayment shall be offered to all Lenders holding the applicable Term Loan on a pro rata basis (it being understood that the determination by a Lender that holds a portion of such Term Loan whether to accept such offer shall be in such Lender’s sole discretion);

(D)the Borrower shall deliver to the Administrative Agent a certificate stating that at the time of such Discounted Optional Prepayment the Borrower does not have any material non-public information (“MNPI”) that either (x) has not been disclosed to the Lenders (other than those which have elected not to receive such MNPI) prior to such time or (y) would reasonably be expected to have a material effect upon, or otherwise be material to, the market price of the applicable Term Loan or a Lender’s decision to participate in such Discounted Optional Prepayment;

(E)the undiscounted aggregate principal amount of the applicable Term Loan prepaid with Discounted Optional Prepayments during the term of this Agreement shall not exceed $100 million; and

(F)after giving effect to such Discounted Optional Prepayment, there shall be at least $50 million of Liquidity.

(ii)To the extent the Borrower seeks to make a Discounted Optional Prepayment, the Borrower shall provide written notice to the Administrative Agent substantially in the form of Exhibit 2.05-1 hereto (each, a “Discounted Optional Prepayment Notice”) that the Borrower desires to prepay the applicable Term Loan in the aggregate principal amount specified therein (each, a “Proposed Discounted Prepayment Amount”) at a discount to the par value of such Term Loan.  The Proposed Discounted Prepayment Amount of such Term Loan shall not be less than $5,000,000.  The Discounted Optional Prepayment Notice shall further specify with respect to the proposed Discounted Optional Prepayment: (A) the Proposed Discounted Prepayment Amount, (B) a discount range (which may be a single percentage) selected by the Borrower with respect to such proposed Discounted Optional Prepayment (representing the percentage of par of the principal amount of such Term Loan to be prepaid) (the “Discount Range”) and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Optional Prepayment which shall be at least five Business Days following the date of the Discounted Optional Prepayment Notice (the “Acceptance Date”).

(iii)Upon receipt of a Discounted Optional Prepayment Notice in accordance with Section 2.05(b)(ii), the Administrative Agent shall promptly notify each Lender that holds a portion of the applicable Term Loan.  On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit 2.05-2 hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a minimum price (the “Acceptable Price”) within the Discount Range (for example, 80% of the par value of the applicable Term Loan) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the applicable Term Loan which such Lender is willing to permit a Discounted Optional Prepayment at the Acceptable Price (“Offered Loans”).  Based on the Acceptable Prices and principal amounts of the applicable Term Loan specified by the Lenders in the applicable Lender Participation Notices, the Administrative Agent, in consultation with the Borrower, shall determine the applicable discount for the applicable Term Loan (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrower if the Borrower has selected a single percentage pursuant to Section 2.05(b)(ii) for the Discounted Optional Prepayment or (B) otherwise, the lowest Acceptable Price at which the Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the lowest Acceptable Price); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Price, the Applicable Discount shall be the highest Acceptable Price specified by the Lenders that is within the Discount Range.  The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Voluntary Discounted Prepayment and have Qualifying Loans (as defined below).  Any Lender that holds a portion of the applicable Term Loan whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Optional Prepayment of such Term Loan at any discount to their par value within the Applicable Discount.

(iv)The Borrower shall make a Discounted Optional Prepayment by prepaying the applicable Term Loan (or portion thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Price that is equal to or lower than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent).  If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay all Qualifying Loans.  The applicable Term Loan prepaid by the Borrower pursuant to this Section 2.05(b) shall be applied to the remaining principal amortization payments of such Term Loan of the selling Lenders in the manner directed by the Borrower (and absent such direction, to the remaining principal amortization payments in direct order of maturity).

(v)Each Discounted Optional Prepayment shall be made within four Business Days of the Acceptance Date (or such other date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 3.05), upon irrevocable notice (provided that such notice may be conditioned on receiving proceeds from any refinancing (but shall remain subject to Section 3.05)) substantially in the form of Exhibit 2.05-3 hereto (each a “Notice of Discounted Prepayment”), delivered to the Administrative Agent no later than 11:00 a.m. three Business Days prior to the date of such Discounted Optional Prepayment, which notice shall specify the date and amount of the Discounted Optional Prepayment and the Applicable Discount determined by the Administrative Agent.  Upon receipt of any Notice of Discounted Prepayment the Administrative Agent shall promptly notify each relevant Lender thereof.  If any Notice of Discounted Prepayment is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Term Loan, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

(vi)To the extent not expressly provided for herein, each Discounted Optional Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding and calculation of Applicable Discount in accordance with Section 2.05(b)(iii)) established by the Administrative Agent in consultation with the Borrower.

(vii)Following a Discounted Optional Prepayment, no interest shall accrue from and after the applicable prepayment date on the applicable Term Loan purchased by the Borrower on such date and such purchased Term Loan shall be deemed cancelled or retired for all purposes and no longer outstanding (and may not be resold by the Borrower) for all purposes of this Agreement and all other Loan Documents (notwithstanding any provisions herein or therein to the contrary), including (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document, (C) the providing of any rights to the Borrower as a Lender under this Agreement or any other Loan Document and (D) the determination of Required Lenders.

3.10.The instances of “Term Loan” in Section 2.05(c)(ii) and in Section 2.05(c)(iii) are hereby replaced with “Term Loans”.  The instance of “the Term Loan” in Section 2.05(c)(v) is hereby replaced with “any Term Loans”.

3.11.Section 2.05(c)(iv)(B) of the Credit Agreement is hereby amended in its entirety to read as follows:

(B)with respect to all amounts prepaid pursuant to Section 2.05(c)(ii) or (iii), ratably to the Term Loans (in each case to the next four scheduled quarterly principal amortization payments and thereafter to the remaining scheduled principal amortization payments on a pro rata basis).

3.12.A new Section 2.07(d) is hereby added to the Credit Agreement to read as follows:

(d)Tranche A-2 Term Loan.  The Borrower shall repay the outstanding principal amount of the Tranche A-2 Term Loan in installments on the dates and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02:

Payment Dates	Principal Amortization Payment
March 31, 2016	$3,750,000.00
June 30, 2016	$3,750,000.00
September 30, 2016	$3,750,000.00
December 31, 2016	$3,750,000.00
March 31, 2017	$3,750,000.00
June 30, 2017	$3,750,000.00
September 30, 2017	$3,750,000.00
December 31, 2017	$3,750,000.00
March 31, 2018	$3,750,000.00
June 30, 2018	$3,750,000.00
September 30, 2018	$7,500,000.00
December 31, 2018	$7,500,000.00
March 31, 2019	$7,500,000.00
June 30, 2019	$7,500,000.00
September 30, 2019	$7,500,000.00
December 31, 2019	$7,500,000.00
March 31, 2020	$7,500,000.00
Maturity Date for the Tranche A-2 Term Loan	Unpaid principal balance of the Tranche A-2 Term Loan

3.13.The instances of “the Term Loan” in Section 2.16(a)(ix)(A) and in Section 2.16(a)(ix)(B) are hereby replaced with “any Term Loan”.  The instances of “Term Loan” in Section 2.16(a)(ix)(C) are hereby replaced with “Term Loans”.  The instance of “Term Loan” in Section 2.16(b) is hereby replaced with “the applicable Term Loan”.

3.14.The instance of “the Term Loan” in Section 11.06(b)(i)(B) is hereby replaced with “a Term Loan” and the instances of “Term Loan” in Section 11.06(b)(ii) and in Section 11.06(b)(iii) are hereby replaced with “Term Loans” (except where “Term Loan” is part of the phrase “Term Loan Commitment”).

3.15.Section 11.06(h) of the Credit Agreement is hereby amended in its entirety to read as follows:

(h)Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of any Term Loan hereunder to the Borrower, but only if:

(i)such assignment is made in connection with a Discounted Optional Prepayment in accordance with the procedures set forth in Section 2.05(b) and open to all Lenders that hold such Term Loan on a pro rata basis;

(ii)such Term Loan so assigned shall be automatically and permanently cancelled immediately upon acquisition thereof by the Borrower and no longer outstanding for any purpose hereunder; and

(iii)no such Discounted Optional Prepayment shall be made with the proceeds of any Revolving Loans.

4.Conditions Precedent.  This Amendment shall become effective as of the date hereof upon satisfaction or waiver of the following conditions precedent:

4.1.Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Loan Parties and each Incremental Lender.

4.2.Receipt by the Administrative Agent of a Note duly executed by the Borrower in favor of each new Lender that is joining the Credit Agreement by executing this Amendment and has requested a Note from the Borrower.

4.3.Receipt by the Administrative Agent of customary opinions of legal counsel to the Loan Parties (substantially consistent with those opinions delivered in connection with previous amendments to the Credit Agreement), addressed to the Administrative Agent and each Lender, dated as of the date hereof.

4.4.Receipt by the Administrative Agent of the following:

(a)a certificate of each Loan Party, signed by a Responsible Officer of such Loan Party, (A) certifying that the Organization Documents of each Loan Party delivered on the Closing Date (or most recently delivered on the date of any prior amendment to the Credit Agreement, as the case may be) have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date of this Amendment in the form so delivered, (B) certifying and attaching resolutions adopted by the board of directors or equivalent governing body of such Loan Party approving the NSS Facilities and this Amendment, and (C) evidencing the identity, authority and capacity of each Responsible Officer of such Loan Party authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party;

(b)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation; and

(c)evidence reasonably satisfactory to the Administrative Agent that (A) the NSS Acquisition shall have been consummated, or substantially simultaneously with the borrowing of the NSS Facilities, shall be consummated, in all material respects in accordance with the terms of the NSS Purchase Agreement and (B) all existing third party indebtedness for borrowed money of NSS and its Subsidiaries (other than (1) ordinary course capital leases, purchase money indebtedness, equipment financings and other ordinary short term working capital facilities, (2) indebtedness permitted to be incurred prior to the First Incremental Facility Amendment Effective Date under the NSS Purchase Agreement and (3) other indebtedness permitted to remain outstanding under the Credit Agreement after the First Incremental Facility Amendment Effective Date) shall have been repaid, or substantially simultaneously with the borrowing of the NSS Facilities, shall be repaid.

4.5.Receipt by the Administrative Agent of a solvency certificate, dated as of date hereof, of the Borrower’s chief financial officer in substantially the form attached hereto as Exhibit A.

4.6.Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying (with supporting calculations) the Consolidated Total Leverage Ratio of the Borrower and its Subsidiaries as of the date hereof, calculated on a Pro Forma Basis after giving effect to the NSS Acquisition and related transactions on the NSS Acquisition Closing Date.

4.7.Receipt by the Administrative Agent, the Arrangers and the Lenders of any fees required to be paid on or before the date hereof, to the extent invoices therefor have been delivered to the Borrower at least three (3) Business Days prior to the date hereof (or such later date as the Borrower may reasonably agree).

4.8.Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent), to the extent an invoice therefor has been delivered to the Borrower at least three (3) Business Days prior to the date hereof (or such later date as the Borrower may reasonably agree).

5.Amendment is a Loan Document.  This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

6.Representations and Warranties.  Subject to the last paragraph of this Section 6, each Loan Party represents and warrants to the Administrative Agent and each Lender that:

(a)The execution, delivery and performance by each Loan Party of this Amendment and the Credit Agreement as amended hereby have been duly authorized by all necessary corporate or other organizational action, and do not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any material Law.

(b)This Amendment has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable Debtor Relief Laws, by fraudulent conveyance laws or by equitable principles relating to enforceability, (ii) as enforceability of the Liens granted under the Loan Documents may be limited by anti-assignment provisions in contracts with Government Authorities that are not rendered ineffective by applicable law and (iii) as enforceability may be limited by the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries

(c)No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or the Credit Agreement as amended hereby other than (i) those that have already been obtained and are in full force and effect, (ii) filings to perfect the Liens created by the Collateral Document and (iii) approvals, consents, exemptions, authorizations or other actions, notices or filings which are not material.

(d)After giving effect to this Amendment, (i) the representations and warranties of each Loan Party contained in the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects on and as of the date hereof, except to the extent that (A) such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (B) such representations and warranties are qualified as to materiality, in which case they are true and correct in all respects as of such date (or such earlier date), and (ii) no Event of Default under Sections 9.01(a), (f) or (g) of the Credit Agreement exists.

(e)For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Obligations as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Notwithstanding the foregoing, the only representations the accuracy of which shall be a condition to the availability of the NSS Facilities on the First Incremental Facility Amendment Effective Date shall be the Specified Representations and the Specified Purchase Agreement Representations.

7.Reaffirmation of Obligations.  Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment and the incurrence of Indebtedness and other transactions contemplated hereby, (b) affirms all of its obligations under the Credit Agreement (as amended hereby) and the other Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

8.Reaffirmation of Security Interests.  Each Loan Party (a) agrees that, notwithstanding the effectiveness of this Amendment, the Security Agreement and each of the other Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (b) confirms its guaranty of the Obligations and its grant of a security interest pursuant to the Collateral Documents in its assets that constitute Collateral as collateral therefor, all as provided in the Loan Documents as originally executed and (c) acknowledges that such guaranty and grant continues in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement and the other Loan Documents.

9.New Lenders.  By executing this Amendment, each Lender that was not a party to the Credit Agreement prior to the date of this Amendment hereby joins the Credit Agreement as a Lender party thereto, ratifies the terms and conditions of the Credit Agreement and agrees to be bound by all of the terms and conditions of the Credit Agreement.

10.No Other Changes.  Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

11.Counterparts; Delivery.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

12.Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	CACI INTERNATIONAL INC, a Delaware corporation

By: /s/ Thomas A. Mutryn

Name: Thomas A. Mutryn

Title: Executive Vice President and Chief Financial Officer

GUARANTORS:	CACI PRODUCTS COMPANY, a Delaware corporation

CACI PRODUCTS COMPANY CALIFORNIA, a California corporation

CACI, INC. - FEDERAL, a Delaware corporation

CACI, INC. - COMMERCIAL, a Delaware corporation

CACI TECHNOLOGIES, INC., a Virginia corporation

CACI DYNAMIC SYSTEMS, INC., a Virginia corporation

CACI PREMIER TECHNOLOGY, INC., a Delaware corporation

CACI MTL SYSTEMS, INC., a Delaware corporation

CACI-CMS INFORMATION SYSTEMS, INC, a Virginia corporation

CACI ENTERPRISE SOLUTIONS, INC., a Delaware corporation

R.M. VREDENBURG & CO, a Virginia corporation

CACI-WGI, INC., a Delaware corporation

CACI SECURED TRANSFORMATIONS, INC., a Florida corporation

CACI-NSR, INC., a Delaware corporation

CACI TECHNOLOGY INSIGHTS, INC., a Virginia corporation

CACI-ATHENA, INC., a Delaware corporation

BUSINESS DEFENSE AND SECURITY CORPORATION,

a Virginia corporation

CACI-ISS, INC., a Delaware corporation

CACI-SYSTEMWARE INC., a California corporation

APPLIED SYSTEMS RESEARCH, INC., a Virginia corporation

TECHNIGRAPHICS, INC., an Ohio corporation

PANGIA TECHNOLOGIES, LLC, a Nevada limited liability company

DELTA SOLUTIONS AND TECHNOLOGIES, INC. a Virginia corporation

CACI-APG, LLC, a Virginia limited liability company

PARADIGM SOLUTIONS CORPORATION, a Maryland corporation

TRINITY INFORMATION MANAGEMENT SERVICES, INC.,

a Nevada corporation

EMERGINT TECHNOLOGIES, INC., a Georgia corporation

IDL SOLUTIONS, INC., a Wisconsin corporation

Six3 Systems, Inc., a Delaware corporation

Six3 Systems Holdings II, Inc., a Delaware corporation

Six3 Enterprise Systems, LLC, a Maryland limited liability company

Six3 Advanced Systems, Inc., a Virginia corporation

Six3 Intelligence Solutions, Inc., a Virginia corporation

Ticom Geomatics, Inc., a Texas corporation

By: /s/ Thomas A. Mutryn

Name: Thomas A. Mutryn

Title: Executive Vice President and Chief Financial Officer

CACI INTERNATIONAL INC

FIRST INCREMENTAL FACILITY AMENDMENT TO CREDIT AGREEMENT

LTC Engineering Associates, Inc., a Florida corporation

By: /s/ Thomas A. Mutryn

Name: Thomas A. Mutryn

Title: Executive Vice President and Chief Financial Officer

CACI INTERNATIONAL INC

FIRST INCREMENTAL FACILITY AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Roberto Salazar

Name: Roberto Salazar

Title: Vice President

CACI INTERNATIONAL INC

FIRST INCREMENTAL FACILITY AMENDMENT TO CREDIT AGREEMENT

LENDERS:BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Larry Van Sant

Name:  Larry Van Sant

Title:  Senior Vice President

Capital One National Association

By: /s/ Joseph C. Costa

Name:  Joseph C. Costa

Title:  Senior Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY

By: /s/ R. Mark Swaak

Name:  R. Mark Swaak

Title:  Vice President

JPMORGAN CHASE BANK, N.A.

By: /s/ Mark D. Brown

Name:  Mark D. Brown

Title:  Managing Director

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Steven Day

Name:  Steven Day

Title:  Assistant Vice President

ROYAL BANK OF CANADA

By: /s/ Richard C. Smith

Name:  Richard C. Smith

Title:  Authorized Signatory

SUNTRUST BANK

By: /s/ Anika Kirs

Name:  Anika Kirs

Title:  Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Scott Santa Cruz

Name:  Scott Santa Cruz

Title:  Managing Director

CITIZENS BANK OF PENNSYLVANIA

By: /s/ James Fox

Name:  James Fox

Title:  Director

BANK OF GEORGETOWN

By: /s/ EDWARD J. GOEDECKE

Name:  Edward J. Goedecke

Title:  Senior Vice President

GOLDMAN SACHS BANK USA

By: /s/ Rebecca Kratz

Name:  Rebecca Kratz

Title:  Authorized Signatory

THE BANK OF TOKYO MITSUBISHI UFJ,  LTD

By: /s/ Maria Iarriceio

Name:  Maria Iarriceio

Title:  Director

FIFTH THIRD BANK

By: /s/ Douglas T. Brown

Name:  Douglas T. Brown

Title:  Senior Vice President

XENITH BANK

By: /s/ M.C. O’Grady

Name:  M.C. O’Grady

Title:  Senior Vice President